EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127365) of Professionals Direct, Inc. of our report dated March 3, 2006, except for Note 15 which is as of March 21, 2006 with respect to the consolidated financial statements of Professionals Direct, Inc. and subsidiaries as of December 31, 2005 and for the two years in the period ended December 31, 2005 included in this Form 10-KSB.

BDO Seidman, LLP

Grand Rapids, Michigan
March 29, 2006